   As filed with the Securities and Exchange Commission on November 2, 2000

                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                IDT CORPORATION
          ----------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                         22-3415036
-----------------------------           ----------------------------------------
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                               520 Broad Street
                           Newark, New Jersey 07102
       ----------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)

 IDT Corporation 1996 Stock Option and Incentive Plan, as Amended and Restated
--------------------------------------------------------------------------------
                           (Full Title of the Plan)

                                Howard S. Jonas
                     Chairman and Chief Executive Officer
                                IDT Corporation
                               520 Broad Street
                           Newark, New Jersey 07102
                                (973) 438-1000
         -------------------------------------------------------------
           (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  -----------

                                  Copies to:
                             Joyce J. Mason, Esq.
                         General Counsel and Secretary
                                IDT Corporation
                               520 Broad Street
                           Newark, New Jersey  07102
                                (973) 438-1000

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
Title of Securities                  Amount to be      Proposed Maximum       Proposed Maximum       Amount of
to be Registered                    Registered (1)      Offering Price       Aggregate Offering     Registration
                                                           Per Share               Price                Fee
====================================================================================================================
Common Stock, par value $.01
 per share                             1,500,000         $31.8125  (2)           $47,718,750          $12,597.75
====================================================================================================================

(1) This Registration Statement shall also cover such additional indeterminate number of shares of the Registrant's Common Stock as may be issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1996 Stock Option and Incentive Plan, as Amended and Restated.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Nasdaq-Amex National Market on October 27, 2000.

================================================================================

                                EXPLANATORY NOTE

     The 1,500,000 shares covered by this Registration Statement represent additional shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), that have been reserved for issuance from time to time under its 1996 Stock Option and Incentive Plan, as Amended and Restated, as a result of an amendment increasing the number of shares of Common Stock reserved for issuance thereunder from 3,300,000 to 4,800,000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-19727) filed with the Securities and Exchange Commission on January 14, 1997 are incorporated by reference into this Registration Statement.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel

        Certain legal matters with respect to the Common Stock will be passed on by Joyce J. Mason, Esq. Ms. Mason is a Senior Vice President, Secretary, General Counsel and a Director of the Company and is the beneficial owner of 105,440 shares of Common Stock, including 5,305 shares held by members of her immediate family and 90,200 shares issuable upon the exercise of employee stock options granted pursuant to the plans referred to in this Registration Statement.

Item 8.    Exhibits.

     Pursuant to General Instruction E to Form S-8, only the following exhibits are required:

Exhibit Number     Description
--------------     -----------
      4.1          Certificate of Amendment to the Restated Certificate of
                   Incorporation of the Company (incorporated by reference to
                   Exhibit C of the Schedule 14C of the Company (File No. 000-
                   27898), filed on June 12, 2000.

      5.1          Opinion of Joyce J. Mason, Esq.

     23.1          Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

     23.2          Consent of Ernst & Young LLP

     24.1          Power of Attorney (included in the Signature Pages to this Registration Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on October 30, 2000.


                                 IDT CORPORATION



                                 By: /s/ Howard S. Jonas
                                     -----------------------------------
                                     Howard S. Jonas
                                     Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard S. Jonas and James A. Courter, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of October, 2000.

            Signature                                                    Titles
            ---------                                                    ------
      /s/ Howard S. Jonas                                 Chairman and Chief Executive Officer
------------------------------------------                    (Principal Executive Officer)
         Howard S. Jonas

      /s/ James A. Courter                                      Vice Chairman and President
------------------------------------------                     (Principal Executive Officer)
         James A. Courter

      /s/ Hal Brecher                                       Chief Operating Officer and Director
------------------------------------------
         Hal Brecher

      /s/ Stephen R. Brown                                    Chief Financial Officer and Director
------------------------------------------                (Principal Financial and Accounting Officer)
         Stephen R. Brown

      /s/ Joyce J. Mason                                                    Director
------------------------------------------
         Joyce J. Mason

      /s/ Marc E. Knoller                                                   Director
------------------------------------------
         Marc E. Knoller

      /s/ Moshe Kaganoff                                                    Director
------------------------------------------
         Moshe Kaganoff

            Signature                                           Title
            ---------                                           -----

     /s/ Geoffrey Rochwarger                                   Director
------------------------------------------
     Geoffrey Rochwarger

     /s/ Meyer A. Berman                                       Director
------------------------------------------
     Meyer A. Berman

     /s/ J. Warren Blaker                                      Director
------------------------------------------
     J. Warren Blaker

     /s/ Denis A. Bovin                                        Director
------------------------------------------
     Denis A. Bovin

     /s/ Saul K. Fenster                                       Director
------------------------------------------
     Saul K. Fenster

     /s/ William Arthur Owens                                  Director
------------------------------------------
     William Arthur Owens

     /s/ William F. Weld                                       Director
------------------------------------------
     William F. Weld

                                 EXHIBIT INDEX

Exhibit No.                       Description                                                          Page No.
-----------                       -----------                                                          --------
     4.1       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company (incorporated by reference to Exhibit
               C of the Schedule 14C of the Company (File No. 000-27898), filed on June 12, 2000.

     5.1       Legal Opinion of Joyce J. Mason, Esq.                                                       5

    23.1       Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).                           5

    23.2       Consent of Ernst & Young LLP                                                                6

    24.1       Power of Attorney (included in the Signature Pages to this Registration Statement)